FILED PURSUANT TO RULE 424 (B)(3)
REGISTRATION NO: 333-157087

WELLS TIMBERLAND REIT, INC.

SUPPLEMENT NO. 9 DATED OCTOBER 21, 2010

TO THE PROSPECTUS DATED AUGUST 6, 2009

This document supplements, and should be read in conjunction with, our prospectus dated August 6, 2009, relating to our offering of up to $2,200,000,000 of shares of our common stock, as supplemented by Supplement No. 6 dated April 14, 2010, Supplement No. 7 dated May 26, 2010 and Supplement No. 8 dated August 19, 2010. Defined terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose:

•	the status of our public offerings;

•	information regarding our indebtedness;

•	an update to the suitability standards applicable to Arizona and Pennsylvania investors;

•	the adoption by our board of directors of an amendment to our bylaws to limit the leverage we may incur;

•	a clarification with respect to the vesting schedule of restricted stock granted to our independent directors; and

•	an amended subscription agreement.

Status of Our Public Offerings

On August 11, 2006, we commenced our initial public offering of up to 85.0 million shares of common stock, of which 10.0 million shares were reserved for issuance through our distribution reinvestment plan. Our initial public offering ended on August 11, 2009. We raised gross offering proceeds of approximately $174.9 million from the sale of approximately 17.6 million shares in our initial public offering.

On August 12, 2009, we commenced a follow-on public offering of 220.9 million shares of common stock, of which 20.9 million shares of common stock are being offered under our distribution reinvestment plan. As of October 7, 2010 we had raised gross offering proceeds of approximately $50.5 million from the sale of approximately 5.1 million shares of common stock under our follow-on offering. As of October 7, 2010, approximately 194.9 million shares remained available for sale to the public in our follow-on offering, exclusive of shares available under our distribution reinvestment plan. Unless extended, our follow-on offering is expected to terminate on August 6, 2011.

As of October 7, 2010, we had received aggregate gross offering proceeds of approximately $225.4 million from the sale of approximately 22.6 million shares in our public offerings. After incurring approximately $18.8 million in selling commissions and dealer manager fees, approximately $2.7 million in other organization and offering expenses, and funding common stock redemptions of approximately $1.3 million pursuant to the share redemption program, as of October 7, 2010, we had raised aggregate net offering proceeds available for investment in properties of approximately $202.6 million, substantially all of which had been invested in timberland properties.

Information Regarding Our Indebtedness

As of October 7, 2010, our leverage ratio, or the ratio of total debt to total purchase price of timber assets plus cash and cash equivalents, was approximately 44%. As of October 7, 2010, our debt-to-net assets ratio, defined as total debt as a percentage of our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities, was approximately 91%.

As of October 7, 2010, we had total outstanding indebtedness of approximately $182.8 million, which consisted of a five-year senior loan, which we refer to as the Mahrt loan, in the original principal amount of $211.0 million with CoBank, ACB and Wells Fargo Securities, LLC. The proceeds of the Mahrt loan, which was entered into in March 2010, were used to refinance the outstanding balances due on a senior loan and a mezzanine loan entered into in October 2007 in connection with our acquisition from MeadWestvaco Corporation of certain timberland and long-term leasehold interests in timberland, along with associated mineral rights and other related assets, which we refer to as the Mahrt Timberland.

Update to Investor Suitability Standards

The “Suitability Standards” section of the prospectus is hereby updated with the following suitability standards:

Arizona – Investors who reside in the State of Arizona must have a net worth of at least $250,000; or a gross annual income of at least $70,000 and a net worth of at least $70,000.

Pennsylvania – Investors who reside in the Commonwealth of Pennsylvania must have a net worth of at least $250,000; or a gross annual income of at least $70,000 and a net worth of at least $70,000. Pennsylvania investors must also have a net worth of at least 10 times their investment in us.

Amendment of Bylaws to Limit Leverage

Under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of the value of our net assets, which we refer to as our “net assets limitation.” Net assets for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities, calculated quarterly by us on a basis consistently applied. This net assets limitation has generally been expected to limit our borrowing to approximately 75% of the cost of our properties before noncash reserves and depreciation. However, under our charter, we have had the power to temporarily borrow in excess of our net assets limitation if such excess was approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with a justification for such excess.

On October 6, 2010, our board of directors approved a First Amendment to our Third Amended and Restated Bylaws, which we refer to as our bylaws. The First Amendment, which was effective immediately upon approval, reduces the maximum amount of leverage we may incur in relation to our net assets to 200%, which is expected to limit our borrowings to approximately 65% of the cost of our properties before non-cash reserves and depreciation. The First Amendment further provides that any amendment to this provision of the bylaws will be valid only if approved by a majority of our stockholders who are entitled to vote on the matter. As a result of this amendment to our bylaws, not only will our leverage limitation be lower, but our board of directors will no longer have the ability to approve leverage in excess of our net assets limitation without stockholder approval. As of October 7, 2010, our leverage as a percentage of our net assets was 91%.

In conjunction with the adoption of the First Amendment, our board of directors also unanimously approved Amendment No. 1 to our charter to limit the amount of leverage we may incur in a manner consistent with the amended bylaws. Our board of directors will submit Amendment No. 1 to our charter for consideration and approval by our stockholders at our 2011 annual meeting of stockholders.

Clarification of Vesting Schedule Under the Independent Directors Compensation Plan

On November 13, 2009, our board of directors amended and restated our independent directors compensation plan to provide for the issuance of restricted stock, rather than options, as non-cash compensation to our independent directors. The amended and restated independent directors compensation plan provides that each independent director elected or appointed to our board on or after November 13, 2009 will receive a grant of 2,500 shares of restricted stock upon his or her initial election or appointment. Upon each subsequent re-election to the board, each independent director will receive a subsequent grant of 1,000 shares of restricted stock. Unless otherwise provided by our board of directors, the shares of restricted stock granted upon election and re-election vest in thirds on each of the first three anniversaries of the date of grant.

Subscription Agreement

A revised form of subscription agreement is attached to this supplement as Appendix A. The revised form supersedes and replaces the form included in the prospectus.

SUPPLEMENTAL INFORMATION – The prospectus of Wells Timberland REIT, Inc. consists of this sticker, the prospectus dated August 6, 2009, Supplement No. 6 dated April 14, 2010, Supplement No. 7 dated May 26, 2010, Supplement 8 dated August 19, 2010 and Supplement No. 9 dated October 21, 2010.

Supplement No. 6 includes:

•	the status of our public offerings;

•	changes to the suitability standards for investors;

•	a description of our current portfolio;

•	selected financial data;

•	our performance – Adjusted EBITDA;

•	the refinancing of our indebtedness;

•	information regarding our distributions;

•	compensation paid to our advisor;

•	our offering of up to 11,398,963 shares of our common stock in a private placement pursuant to Regulation S under the Securities Act;

•	updates and supplements to certain risk factors;

•	appointment of an independent director to our board of directors;

•	a change in the independence qualification of one of our directors;

•	the adoption by our board of directors of an amendment to our bylaws;

•	issuance and sales of Series B preferred stock;

•	clarifications to the disclosure in the section of the prospectus entitled “Business and Policies – Investment Objectives;”

•	a revision to the “Management – Legal Proceedings” disclosure regarding the Piedmont Office Realty Trust, Inc. litigation;

•	a revision to the “Plan of Distribution – Subscription Procedures” disclosure regarding the automatic investment plan for Ohio investors;

•	incorporation of certain documents by reference;

•	a change to our “Experts” section of our prospectus;

•	the amendment and restatement of our distribution reinvestment plan;

•	the amendment and restatement of our independent directors compensation plan;

•	an update to our “Prior Performance Summary” disclosure in our prospectus; and

•	an update to our “Prior Performance Tables” disclosure in our prospectus.

Supplement No. 7 includes:

•	the status of our public offerings;

•	information regarding our indebtedness;

•	our election to be taxed as a REIT;

•	a revision of the tax considerations section of our prospectus; and

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as filed with the Securities and Exchange Commission on May 13, 2010.

Supplement No. 8 includes:

•	the status of our public offerings;

•	information regarding our indebtedness;

•	declarations of stock dividends;

•	a revision to the “Risk Factors—Risks Related to Our Corporate Structure” section of the prospectus;

•	information regarding the renewal of our advisory agreement;

•	information regarding the election of our directors;

•	the amendment and restatement of our charter;

•	the amendment and restatement of our bylaws;

•	information regarding leadership changes at our dealer manager; and

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as filed with the Securities and Exchange Commission on August 12, 2010.

Supplement No. 9 includes:

•	the status of our public offerings;

•	information regarding our indebtedness;

•	an update to the suitability standards applicable to Arizona and Pennsylvania investors;

•	the adoption by our board of directors of an amendment to our bylaws to limit the leverage we may incur;

•	a clarification with respect to the vesting schedule of restricted stock granted to our independent directors; and

•	an amended subscription agreement.

Appendix A

Follow-on Offering

Subscription Agreement and

Investor Instructions

Wells Timberland REIT, Inc.

Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription.

1. INVESTMENT INFORMATION

A minimum investment of $5,000 is required. A check for the full purchase price of the shares subscribed for should be made payable to “Wells Timberland REIT, Inc.” Only persons meeting the standards set forth under the “Suitability Standards” section of the Prospectus may purchase shares. Please indicate the state in which the sale was made if other than the state of residence.

All additional investments must be for a minimum of $100. If additional investments in Wells Timberland REIT, Inc. (the “Company”) are made, the investor agrees to notify the participating broker/dealer (“Broker/Dealer”) or investment adviser named in Section 8 of the Subscription Agreement.

Note: DUE TO ANTI-MONEY LAUNDERING CONSIDERATIONS, THE COMPANY WILL NOT ACCEPT CASH, CASHIER’S CHECKS UNDER $10,000, THIRD-PARTY CHECKS, MONEY ORDERS, TRAVELER’S CHECKS, STARTER CHECKS, OR COUNTER CHECKS.

2. TYPE OF OWNERSHIP

Please check the appropriate box to indicate the account type of subscribing investor.

In order to effect a Transfer on Death (TOD) account registration, a Designation of TOD Beneficiary Form must be completed and submitted with the Subscription Agreement.

3. REGISTRATION AND CONTACT INFORMATION

Please enter the exact name in which the Shares are to be held:

Joint tenants with right of survivorship or tenants-in-common, include the names of both investors

Partnerships or corporations, include the name of an individual to whom correspondence will be addressed

Trusts should include the name(s) of the trustee(s)

All investors must complete the space provided for Taxpayer Identification Number or Social Security number. By signing in Section 7, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee. Indicate the birth date of the registered owner unless the registered owner is a legal entity.

4. INSTITUTIONAL INFORMATION

If the investment is being made for an account held with a custodian, the custodian information should be entered here. Fill in the Custodian Name, Address, Telephone Number, and Tax ID along with the Custodian Account Number. An authorized individual must sign the form approving the investment and include either the Custodian’s Signature Guarantee Stamp or a Corporate Resolution naming the authorized signer along with an example of their signature.

5. ELECTRONIC DELIVERY ELECTION

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize Wells Timberland to either (i) e-mail stockholder communications to you directly or (ii) make them available on its Investor website at www.WellsTimberland.com and notify you by e-mail when such documents are available.

You will not receive paper copies of these electronic materials, unless specifically requested.

The stockholder communications we may offer electronically include annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information, such as quarterly account statements or tax information (“Account information”). In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges (i.e., online fees) in connection with access to these materials. Account information may be accessed only via the Investor website as described in option (ii) in the above paragraph.

Your consent will be effective until you revoke it.

JOINT ACCOUNTS: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

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WELLS

Real Estate Funds

Your Future … Our passion

Wells Real Estate Funds

6. DISTRIBUTION INFORMATION

ONLY ONE OF THE OPTIONS MAY BE SELECTED. IF THIS SECTION IS NOT COMPLETED, DISTRIBUTIONS WILL BE PAID TO THE REGISTERED OWNER (OR CUSTODIAN, IF APPLICABLE).

Please check the appropriate box to indicate to whom the distributions should be paid, in what form they should be paid, and the address of the individual(s) or institution receiving the distribution if distributions are to be paid to a third party. If no box is checked in this section, the funds will be paid to the registered owner (or custodian, if applicable).

For a discussion of the Distribution Reinvestment Plan, please see the section of the Prospectus entitled “Description of Shares — Distribution Reinvestment Plan.”

To receive your distributions via Electronic Funds Transfer, please check the highlighted box on the subscription document.

7. SUBSCRIBER SIGNATURES

Please separately initial the representations where indicated. Note the higher suitability requirements described in the Prospectus and/or supplements for residents of certain states. Many states have restrictions on net worth and income requirements, and some states have restrictions on concentration in certain types of investments or concentrations of investments offered by the same sponsor. Please initial this only after you have discussed your specific state requirements with your financial representative. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation, or trust, a general partner, officer, or trustee of the entity must sign.

Note: THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

8. BROKER/DEALER OR REGISTERED INVESTMENT ADVISER (RIA) INFORMATION

Who must sign this section. If the investment is made through an investment adviser unaffiliated with a broker/dealer (“Registered Investment Adviser”),

Section 8 must be signed by an authorized representative of the Registered Investment Adviser. Otherwise, this section must be signed by an authorized representative of the participating Broker/Dealer.

Required Representations. By signing this section, the Broker/Dealer or Registered Investment Adviser represents that he has made every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. In making this determination, the Broker/Dealer or Registered Investment Adviser ascer-tained that the prospective stockholder:

meets the minimum income and net worth standards set forth in the Prospectus at “Suitability Standards”;

can reasonably benefit from an investment in the shares based on the prospective stockholder’s overall investment objectives and portfolio structure;

is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation and has apparent understanding of:

the fundamental risks of the investment;

the risk that the stockholder may lose the entire investment;

the lack of liquidity of the shares;

the restrictions on transferability of the shares;

the background and qualifications of Wells Timberland Management Organization, LLC and its affiliates; and

the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation, and other investments of the prospective stockholder, as well as any other pertinent factors. The Broker/Dealer or Registered Investment Adviser agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the stockholder for a period of six years.

In addition, the registered representative of a Broker/Dealer represents that he or she and the Broker/Dealer are duly licensed to offer the shares in the state where the investment was made and in the state of the investor’s address set forth in Section 3 of the Subscription Agreement. A Registered Investment Adviser represents that such adviser is either registered under the Investment Advisers Act of 1940 or exempt from registration.

Commission. Please provide the Representative Number Commission Code to prevent delays in processing. Also, Broker/Dealers should select only one commission rate. “Full commission” may not be selected if the investment is made through an investment adviser representative compensated on a fee-for-service basis in connection with the sale or if the purchase is for a Broker/Dealer, its retirement plan, or its representative (or the retirement plan or family members of its representative).

Note: The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to one of the addresses noted at the top of the Subscription Agreement by the Broker/Dealer or Registered Investment Adviser, as applicable. Only original, completed copies of Subscription Agreements can be accepted. The Company cannot accept photocopied or otherwise duplicated Subscription Agreements.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL 800-557-4830.

TMMPFORMP1008-0728-A © 2010 Wells Real Estate Funds

Subscription Agreement — Follow-on Offering

Wells Timberland REIT, Inc.

Regular Mail:
Wells Real Estate Funds • P.O. Box 55211 • Boston, MA 02205-5211

Overnight Address: Wells Real Estate Funds • c/o Boston Financial Data Services
30 Dan Road • Canton, MA 02021-2809

For additional questions or assistance, please call Client Services at 800-557-4830 or 770-243-8282. You also may contact us by e-mail at client.services@wellsref.com or visit our website at www.WellsTimberland.com.

1. Investment Information

☐ I have an existing account at Wells. My **Account Number** is ____________

Investment Type (Please check one)

☐ Initial Investment (Minimum $5,000)

☐ Additional Investment (Minimum $100)

Dollar Amount $ ____________
In the event of a discrepancy between the dollar amount indicated above and that of the actual check(s) received, the check amount(s) will govern.

State in which sale was made if other than state of residence ____________

Method of Payment

☐ Check Enclosed ☐ Wire ☐ Transfer Request ☐ Check Under Separate Cover

(Check Under Separate Cover may delay the processing of your investment.)

Please make check(s) payable to: **Wells Timberland REIT, Inc.**

WE DO NOT ACCEPT Cash, Cashier's Checks under $10,000, Third-Party Checks, Money Orders, Traveler's Checks, Starter Checks, or Counter Checks, due to Anti-Money Laundering considerations.

2. Type of Ownership

☐ Individual

☐ Transfer on Death **Requires "Designation of TOD Beneficiary Form"**

☐ Joint Tenants with Right of Survivorship

☐ Transfer on Death **Requires "Designation of TOD Beneficiary Form"**

☐ IRA Type ____________

☐ Trust/Trust Type ____________
Please specify Family, Living, Revocable, etc.

☐ UGMA State ____________

☐ UTMA State ____________

☐ Community Property

☐ Tenants-in-Common

☐ Qualified Plan Type ____________

☐ Other ____________

3. Registration and Contact Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ M.D. ☐ Ph.D. ☐ D.D.S. ☐ Other ____________

1st Registration — Investor Name — Social Security/Taxpayer ID Number — Birth Date

2nd Registration — Investor Name — Social Security/Taxpayer ID Number — Birth Date

3rd Registration — Investor Name — Social Security/Taxpayer ID Number — Birth Date

Investor **Street** Address (Required by USA PATRIOT Act) — City — State — Zip

Investor **Mailing** Address (if different) — City — State — Zip

Investor Home Telephone — Investor Business Telephone

☐ **U.S. Citizen** ☐ **Resident Alien — Country of Origin** ____________ ☐ **Nonresident Alien — Country of Origin** ____________

A U.S. street address and a U.S. Social Security number or Taxpayer Identification Number are required to open an account. In addition, Nonresident Aliens also must supply IRS Form W-8BEN.

4. Institutional Information

Custodian Name

Custodian Address — City — State — Zip

Telephone — Custodian Tax ID

Custodian Account Number

Custodian Signature (Required)

[Affix Signature Guarantee Stamp Here]

5. Electronic Delivery Election

We encourage you to reduce printing and mailing costs. Please review the accompanying instructions carefully and check the items below.

☐ Yes ☐ No Receive stockholder communications electronically.

☐ Yes ☐ No Receive quarterly statements online.

My e-mail address is ____________.

Your e-mail address will be held in confidence and used only for matters relating to your Wells Timberland REIT investments.

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6. Dividend Information

If you elect to participate in the Distribution Reinvestment Plan, you must agree that, if at any time you fail to meet the applicable income and net worth standards or you cannot make the other investor representations or warranties set forth in the then-current Prospectus or the Subscription Agreement relating to such investment, you will promptly notify Wells Timberland REIT in writing of that fact.

ONLY ONE OF THE FOLLOWING OPTIONS MAY BE SELECTED. If this section is not completed, distributions will be paid to the registered owner (or custodian, if applicable) at the address above.

- ☐ I prefer to participate in the Distribution Reinvestment Plan. (If selling commission is being waived, attach the Distribution Reinvestment Plan — Discounted Shares form.)
- ☐ I prefer to receive a distribution check at the address of record for my account or, if applicable, the custodian of record as indicated in Section 4.
- ☐ I prefer to receive my distributions via Electronic Funds Transfer into the following checking account:

Institution Name | Account Name | Institution ABA Number | Account Number

ATTACH VOIDED CHECK HERE

TERMS OF AGREEMENT: I/we authorize and direct Wells Timberland REIT to begin making electronic deposits into the checking account designated above or on the attached voided check. An automated deposit entry shall constitute my/our receipt for each transaction. This authority is to remain in force until Wells Timberland REIT has received written notification from me/us of its termination at such time and in such manner as to give Wells Timberland REIT reasonable time to act on it.

- ☐ I prefer to have my distributions paid to a third party for the benefit of the registered owner at the following address (option not available if a custodian is listed on the account):

Last Name/Third-Party Institution | First | Middle | Telephone Number

Address

City | State | Zip | External Account Number

7. Subscriber Signatures

Please separately initial each of the representations in (a) through (d) below, and the remaining representations as applicable. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Wells Timberland REIT, Inc. (the "Company") to accept this subscription, I hereby represent and warrant to you as follows:

Primary Investor	Joint Investor	Joint Investor	
Initials	Initials	Initials	(a) I have received a final Prospectus and accept the conditions of the Wells Real Estate Funds Privacy Notice. I acknowledge that the Company will not complete a sale of shares to me until at least five business days after the date I have received a final prospectus. I will receive a written confirmation of purchase. If I choose to cancel the subscription by providing a written request to the company that is received prior to completion of the sale, I am entitled to a refund of the subscription amount. If the company rejects my subscription, I will receive a refund of my subscription amount automatically.
Initials	Initials	Initials	(b) I have (1) a net worth (exclusive of home, home furnishings, and automobiles) of $250,000 or more; or (2) a net worth (as described above) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 gross annual income, or I meet the higher income and net worth requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I will not purchase additional Shares unless I meet these income and net worth requirements at the time of final purchase.
Initials	Initials	Initials	(c) I acknowledge that the Shares are not liquid.
Initials	Initials	Initials	(d) I am purchasing the Shares for my own account. (Fiduciaries should make the representation if purchasing for the fiduciary account.)
Initials	Initials	Initials	(e) If I am an **Alabama** investor, I must have either (1) net worth of at least $350,000 or (2) annual gross income of at least $70,000 and a minimum net worth of $100,000. In addition, I must have a liquid net worth of at least 10 times my investment in this program and in other similar programs. If I am an **Alabama** investor, I am not eligible to participate in the Company's automatic investment plan.
Initials	Initials	Initials	(f) If I am a **California, Massachusetts, Ohio,** or **Oregon** investor, in addition to the suitability requirements in 7(b) above, my investment in the Company may not exceed 10% of my liquid net worth.
Initials	Initials	Initials	(g) If I am an **Iowa** investor, I have either (1) a minimum annual gross income of $70,000 and a minimum net worth of $100,000 or (2) a minimum net worth of $350,000. Additionally, I may invest no more than 10% of my liquid net worth in the Company or its affiliated programs.
Initials	Initials	Initials	(h) If I am a **Kansas** investor, in addition to the suitability requirements in 7(b) above, I understand that the state of **Kansas** recommends that my aggregate investment in the Company and similar direct participation investments should not exceed 10% of my liquid net worth, which is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.
Initials	Initials	Initials	(i) If I am a **Kentucky** investor, I have either (1) a minimum annual gross income of $85,000 and a minimum net worth of $85,000 or (2) a minimum net worth of $300,000. Additionally, my investment in the Company may not exceed 10% of my liquid net worth.
Initials	Initials	Initials	(j) If I am a **Michigan** investor, in addition to the suitability requirements in 7(b) above, my aggregate investment in the Company and similar direct participation investments may not exceed 10% of my liquid net worth.
Initials	Initials	Initials	(k) If I am a **New Jersey** investor, I must have either (1) a minimum annual gross income of $200,000 and a minimum net worth of $200,000 or (2) a minimum net worth of $500,000 exclusive of home, home furnishings, and automobiles. Additionally, I may invest no more than 10% of my liquid net worth in the Company and affiliated programs.
Initials	Initials	Initials	(l) If I am a **Pennsylvania** investor, in addition to the suitability requirements of 7(b) above, I have a net worth of at least 10 times my investment in the Company.
Initials	Initials	Initials	(m) If I am a **Tennessee** investor, I must have either (1) a minimum annual gross income of $150,000 and a minimum net worth of $150,000 or (2) a minimum net worth of $500,000, exclusive of home, home furnishings, and automobiles.

Continued on next page.

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I declare that the information supplied above is true and correct and may be relied upon by Wells Timberland REIT, Inc. in connection with my investment in the Company.

Under penalty of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Social Security number or Taxpayer Identification Number; (b) I am not subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding; and (c) I am a U.S. Citizen unless I have indicated otherwise in Section 3.

I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act, and depositing of funds.

I represent that I am not a person with whom dealings by U.S. persons are, unless licensed, prohibited under any Executive Order or federal regulation administered by the U.S. Treasury Department’s Office of Foreign Assets Control.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor or Trustee Date Signature of Joint Owner, if applicable Date Signature of Joint Owner, if applicable Date

PLEASE NOTE THAT THIS MUST BE SIGNED AND INITIALED BY TRUSTEE(S) IF A QUALIFIED PLAN. THIS APPLICATION WILL NOT BE PROCESSED IF ANY SIGNATURES OR INITIALS ARE MISSING.

8. Broker/Dealer or Registered Investment Adviser (RIA) Information

The Broker/Dealer or RIA must make the representations described in the instructions to this Agreement by signing below to complete the order.

BROKER/DEALER OR RIA

Broker/Dealer or RIA Firm Name

Authorized Signature (if necessary) Date

Broker/Dealer or RIA Firm Telephone Number

Broker/Dealer Account Number (if applicable)

IARD/CRD NUMBER REP. COMMISSION CODE

INDIVIDUAL REPRESENTATIVE(S)

Primary Representative Name Telephone Number E-mail Address Split % (if applicable)

Secondary Representative Name Telephone Number E-mail Address Split % (if applicable)

Tertiary Representative Name Telephone Number E-mail Address Split % (if applicable)

Firm Name (if different from Broker/Dealer or RIA name) Office Address City State Zip Office Telephone

THIS SUBSCRIPTION WAS MADE AS FOLLOWS:

Through a participating Broker/Dealer — Indicate the one correct commission rate below.

(1) Full commission

(2) Waiver of selling commission; purchase through an investment adviser

(3) Waiver of selling commission; purchase is for participating Broker/Dealer or its retirement plan, or for a representative of participating Broker/Dealer or his or her retirement plan or family member(s)

Through a representative and RIA unaffiliated with a Broker/Dealer (Certification of Client Suitability Form must be attached).

I am aware of all of the Prospectus Supplements that constitute a part of the Prospectus as of this date. I have ensured that all such Prospectus Supplements were delivered to the investor, and applicable state suitability guidelines were reviewed, prior to the investor’s completion of the Subscription Agreement.

Primary Representative Signature Date Secondary Representative Signature Date Tertiary Representative Signature Date

PLEASE NOTE THAT THIS SUBSCRIPTION AGREEMENT CANNOT BE PROCESSED WITHOUT THE SIGNATURES OF ALL REPRESENTATIVES LISTED ABOVE.

For Internal Use Only

Accepted by:

Batch:

Cert:

Wells Account:

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